Exhibit 4.1

SUPPLEMENTAL INDENTURE

THIS SUPPLEMENTAL INDENTURE dated as of February 23, 2007, between Domino’s, Inc., a Delaware corporation (the “Company”), the Guarantors (as defined in the Indenture referred to herein) and BNY Midwest Trust Company, an Illinois trust company, as trustee under the Indenture referred to below (the “Trustee”).

WHEREAS, the Company and certain of the Guarantors have heretofore executed and delivered to the Trustee an indenture dated as of June 25, 2003 (as such indenture has been supplemented and amended to date, the “Existing Indenture”, and the Existing Indenture, as it may from time to time be supplemented or amended by one or more additional indentures supplemental thereto entered into pursuant to the applicable provisions thereof, being hereinafter called the “Indenture”), providing for the issuance of an aggregate principal amount of up to $403.0 million of 8 1/4% Senior Subordinated Notes due 2011 (the “Notes”);

WHEREAS, the Company and the Guarantors propose to amend the Existing Indenture (the “Proposed Amendments”), which Proposed Amendments must be approved with the written consent of the Holders of a majority of the aggregate principal amount of the outstanding Notes;

WHEREAS, the Company has solicited the consent of the Holders of the Notes pursuant to the Offer to Purchase and Consent Solicitation Statement dated February 7, 2007, as amended, supplemented or modified (the “Consent Solicitation Statement”), to the Proposed Amendments to the Indenture upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to Section 9.02 of the Indenture, the Company and the Guarantors may amend or supplement the Indenture as contemplated hereby provided that the Holders of at least a majority in aggregate principal amount of Notes then outstanding have consented;

WHEREAS, the Company has received and delivered to the Trustee the consent of the Holders of a majority in aggregate principal amount of the Notes to the Proposed Amendments;

WHEREAS, each of the Company and each Guarantor has been authorized by a resolution of its respective board of directors to enter into this Supplemental Indenture;

WHEREAS, all other acts and proceedings required by law, by the Existing Indenture and by the certificate of incorporation and by-laws of the Company and the Guarantors to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;

WHEREAS, pursuant to Section 9.02, the Trustee is authorized to execute and deliver this Supplemental Indenture;

WHEREAS, following the execution of this Supplemental Indenture, the terms hereof will become operative (the “Operative Date”) upon the acceptance for purchase by the Company of Notes validly tendered in the Offer to Purchase contemplated by the Consent Solicitation Statement (the “Tender Offer Condition”); and

WHEREAS, the terms of this Supplemental Indenture shall be null and void if the Tender Offer Condition does not occur.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

That, for and in consideration of the premises herein contained and in order to effect the proposed amendments contained in the Consent Solicitation Statement, pursuant to Section 9.02 of the Existing Indenture, the Company and the Guarantors agree with the Trustee as follows:

ARTICLE 1

Amendment of Existing Indenture

Section 1.01 Amendment of Existing Indenture. Effective as of the Operative Date, this Supplemental Indenture amends the Existing Indenture as provided for herein. The Company, the Guarantors and the Trustee acknowledge and agree that no amendment or waiver of the provisions described in Section 9.02 of the Existing Indenture as requiring the consent of each affected Holder has been made hereby. If the Operative Date does not occur on or prior to the date that is 210 days following the date of this Supplemental Indenture, then the terms of this Supplemental Indenture shall be null and void and the Existing Indenture shall continue in full force and effect without any modification hereby.

Section 1.02 Amendment of Section 1.01. Pursuant to Section 9.02 of the Existing Indenture, Section 1.01 of the Existing Indenture is hereby amended by deleting in their entirety the definitions of “Acquired Debt,” “Asset Acquisition,” “Consolidated Cash Flow,” “Consolidated Net Income,” “Designated Noncash Consideration,” “Designated Preferred Stock,” “Fixed Charges,” “Fixed Charge Coverage Ratio,” “Four-Quarter Period,” “Permitted Business,” “Permitted Investments,” “Permitted Liens,” “Permitted Refinancing Indebtedness,” “Pro Forma Cost Savings,” “Purchase Money Note,” “Refinancing,” “Restricted Investment,” “Total Assets,” and “Weighted Average Life to Maturity” contained in the Existing Indenture.

Section 1.03 Amendment of Section 1.02. Pursuant to Section 9.02 of the Existing Indenture, Section 1.02 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 1.02. OTHER DEFINITIONS.

Term	Defined in Section
“Acceleration Notice”	6.02
“Authentication Order”	2.02
“Covenant Defeasance”	8.03
“Event of Default”	6.01
“Legal Defeasance”	8.02
“Paying Agent”	2.03
“Payment Blockage Notice”	10.03
“Payment Default”	6.01
“Redemption Date”	3.07
“Registrar”	2.03

Section 1.04 Amendment of Section 2.04. Pursuant to Section 9.02 of the Existing Indenture, Section 2.04 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 2.04. [Intentionally omitted.]

Section 1.05 Amendment of Section 3.09. Pursuant to Section 9.02 of the Existing Indenture, Section 3.09 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 3.09. [Intentionally omitted.]

Section 1.06 Amendment of Section 4.03. Pursuant to Section 9.02 of the Existing Indenture, Section 4.03 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.03. [Intentionally omitted.]

Section 1.07 Amendment of Section 4.04. Pursuant to Section 9.02 of the Existing Indenture, Section 4.04 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.04. [Intentionally omitted.]

Section 1.08 Amendment of Section 4.05. Pursuant to Section 9.02 of the Existing Indenture, Section 4.05 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.05. [Intentionally omitted.]

Section 1.09 Amendment of Section 4.06. Pursuant to Section 9.02 of the Existing Indenture, Section 4.06 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.06. [Intentionally omitted.]

Section 1.10 Amendment of Section 4.07. Pursuant to Section 9.02 of the Existing Indenture, Section 4.07 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.07. [Intentionally omitted.]

Section 1.11 Amendment of Section 4.08. Pursuant to Section 9.02 of the Existing Indenture, Section 4.08 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.08. [Intentionally omitted.]

Section 1.12 Amendment of Section 4.09. Pursuant to Section 9.02 of the Existing Indenture, Section 4.09 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.09. [Intentionally omitted.]

Section 1.13 Amendment of Section 4.10. Pursuant to Section 9.02 of the Existing Indenture, Section 4.10 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.10. [Intentionally omitted.]

Section 1.14 Amendment of Section 4.11. Pursuant to Section 9.02 of the Existing Indenture, Section 4.11 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.11. [Intentionally omitted.]

Section 1.15 Amendment of Section 4.12. Pursuant to Section 9.02 of the Existing Indenture, Section 4.12 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.12. [Intentionally omitted.]

Section 1.16 Amendment of Section 4.13. Pursuant to Section 9.02 of the Existing Indenture, Section 4.13 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.13. [Intentionally omitted.]

Section 1.17 Amendment of Section 4.14. Pursuant to Section 9.02 of the Existing Indenture, Section 4.14 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.14. [Intentionally omitted.]

Section 1.18 Amendment of Section 4.15. Pursuant to Section 9.02 of the Existing Indenture, Section 4.15 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.15. [Intentionally omitted.]

Section 1.19 Amendment of Section 4.16. Pursuant to Section 9.02 of the Existing Indenture, Section 4.16 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.16. [Intentionally omitted.]

Section 1.20 Amendment of Section 4.17. Pursuant to Section 9.02 of the Existing Indenture, Section 4.17 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.17. [Intentionally omitted.]

Section 1.21 Amendment of Section 4.18. Pursuant to Section 9.02 of the Existing Indenture, Section 4.18 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.18. [Intentionally omitted.]

Section 1.22 Amendment of Section 5.01. Pursuant to Section 9.02 of the Existing Indenture, Section 5.01 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 5.01. [Intentionally omitted.]

Section 1.23 Amendment of Section 5.02. Pursuant to Section 9.02 of the Existing Indenture, Section 5.02 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 5.02. [Intentionally omitted.]

Section 1.24 Amendment of Section 6.01. Pursuant to Section 9.02 of the Existing Indenture, Section 6.01 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 6.01. EVENTS OF DEFAULT

Each of the following is an Event of Default:

(i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes, whether or not prohibited by Article 10 hereof;

(ii) default in payment when due of the principal of or premium, if any, on the Notes, whether or not prohibited by Article 10 hereof;

[Subsections (iii), (iv) and (v) intentionally omitted.]

(vi) the Company or any of its Significant Restricted Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Restricted Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a custodian of it or for all or substantially all of its property;

(D) makes a general assignment for the benefit of its creditors; or

(E) generally is not paying its debts as they become due; or

(vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any of its Significant Restricted Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Restricted Subsidiary in an involuntary case;

(B) appoints a custodian of the Company or any of its Significant Restricted Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Restricted Subsidiary or for all or substantially all of the property of the Company or any of its Significant Restricted Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

(C) orders the liquidation of the Company or any of its Significant Restricted Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Restricted Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(viii) [Subsection (viii) intentionally omitted.]

Section 1.25 Amendment of Section 8.04. Pursuant to Section 9.02 of the Existing Indenture, Section 8.04 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 8.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

[Subsections (b), (c) and (d) intentionally omitted.]

(e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

[Subsections (f) and (g) intentionally omitted.]

(h) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

ARTICLE 2

The Trustee

Section 2.01. Privileges and Immunities of Trustee. The Trustee accepts the amendment of the Indenture effected by this Supplemental Indenture but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended. The Trustee shall not be responsible for the adequacy or sufficiency of the Supplemental Indenture, for the due execution thereof by the Company and the Guarantors or for the recitals contained herein, which are the Company’s and the Guarantors’ responsibilities.

ARTICLE 3

Miscellaneous Provisions

Section 3.01. Instruments to be Read Together. This Supplemental Indenture is an indenture supplemental to and in implementation of the Existing Indenture, and said Existing Indenture and this Supplemental Indenture shall henceforth be read together.

Section 3.02. Confirmation. The Existing Indenture as amended and supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

Section 3.03. Terms Defined. Capitalized terms used herein without definition shall have the meanings assigned to them in the Existing Indenture.

Section 3.04. Counterparts. This Supplemental Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 3.05. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.06. Effectiveness. The provisions of this Supplemental Indenture will take effect immediately upon execution thereof by the parties hereto and will become operative on the Operative Date of this Supplemental Indenture. If the Tender Offer Condition does not occur, the terms of this Supplemental Indenture shall be null and void.

Section 3.07. Governing Law. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

DOMINO’S, INC.

By:	/s/ Cristian Dersidan
Name:	Cristian Dersidan
Title:	Treasurer

DOMINO’S PIZZA INTERNATIONAL, INC.

By:	/s/ Cristian Dersidan
Name:	Cristian Dersidan
Title:	Assistant Treasurer

DOMINO’S PIZZA INTERNATIONAL PAYROLL SERVICES, INC.

By:	/s/ Cristian Dersidan
Name:	Cristian Dersidan
Title:	Treasurer

DOMINO’S PIZZA L.L.C.

By:	/s/ Cristian Dersidan
Name:	Cristian Dersidan
Title:	Treasurer

DOMINO’S PIZZA PMC, INC.

By:	/s/ Cristian Dersidan
Name:	Cristian Dersidan
Title:	Treasurer

[Signature page to Supplemental Indenture]

DOMINO’S PIZZA NS CO.

By:	/s/ Cristian Dersidan
Name:	Cristian Dersidan
Title:	Assistant Treasurer

[Signature page to Supplemental Indenture]

BNY MIDWEST TRUST COMPANY, AS TRUSTEE

By:	/s/ Roxane Ellwanger
Name:	Roxane Ellwanger
Title:	Assistant Vice President

[Signature page to Supplemental Indenture]